CELL MEDX CORP. OTCQB: CMXC

FOR IMMEDIATE RELEASE ON JUNE 9, 2020

Cell MedX Corp. Receives Quality Management System ISO 13485:2016 MDSAP CertificatE

Carson City, Nevada, June 9, 2020, Cell MedX Corp. (OTCQB: CMXC) (“Cell MedX” or the “Company”), a bio-tech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, announced today that the Company received a Quality Management System - ISO 13485:2016 certificate #MDSAP 716274 for design, development, and manufacture of microcurrent therapeutic devices, specifically the Company’s eBalance® device.

As further announced in the Company’s news release published on April 7, 2020, in February 2020 BSI Group Canada Inc. completed a Medical Device Single Audit Program (“MDSAP”) Stage 2 audit of the Company’s quality management systems to confirm that the Company’s standard operating procedures and management systems conform to the ISO 13485:2016 and Canada Medical Devices Regulations - SOR 98/282; USA - 21 CFR 820; 21 CFR 803, 21 CFR 806, 21 CFR 807 - Subparts A to D. The Audit was completed successfully and as a result, the Certificate #MDSAP 716274 was registered and made effective June 2, 2020.

In addition to the MDSAP certification, the Company holds an ISO 13485:2016 certificate #FM 716345, confirming that the Company operates a Quality Management System which complies with the requirements of ISO 13485:2016 for design, development, and manufacture of microcurrent therapeutic devices.

Appointment of Director and COO

In addition, the Company is pleased to announce that Mr. Joao (John) da Costa, has consented to join the Company’s board of directors, and was appointed as the Company’s Chief Operating Officer. Mr. da Costa brings with him a wealth of knowledge of public markets, operational strategy and management expertise. Mr. da Costa has been working with the Company during the past several years in the capacity of external consultant. He is the founder and President of Da Costa Management Corp., a company that has provided management and accounting services to public and private companies since August 2003, and is acting as CFO and director of several companies reporting under the Exchange Act and trading on OTCQB and OTCPink platforms, as well as on TSX Venture Exchange.

Frank McEnulty, the Company’s CEO and Director, stated, “We are very pleased to receive the MDSAP certification in addition to the ISO 13485:2016 certification we received in March of 2020, and certificate of conformity as Class A (Professional Use Device) and a Class B (Home Use Device) we received in 2018. With these certificates under our belt, we have made a sizable leap towards getting our eBalance® device classified as Class II medical device, allowing us to fulfill our mission of allowing individuals to pursue optimal health and wellness through innovative 21st-century therapies and technologies. I would also like to welcome Mr. da Costa to Cell MedX’s team. I’m certain that Mr. da Costa’s experience and knowledge will continue providing value to the Company.”

About Cell MedX Corp.

Cell MedX Corp. is an early development stage biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to, diabetes, Parkinson’s disease, and high blood pressure. For more information about the Company and its technology please visit the Company’s website at www.cellmedx.com/investors/overview/.  For the Company’s newsletter please visit www.cellmedx.com/media/newsletters/.

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

CEO, Director

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The information presented in this press release, including the statements made regarding the eBalance® device, have not been evaluated by the Food and Drug Administration or Health Canada, nor has it been peer reviewed. eBalance® should not be viewed as a substitute for professional medical advice, diagnosis, or treatment. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information please visit: www.cellmedx.com

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